Exhibit 3.13

ARTICLES OF ORGANIZATION

OF

SYLTONE INDUSTRIES, LLC

To the Secretary of State of the Commonwealth of Kentucky:

The undersigned hereby forms and organizes a limited liability company pursuant to the Kentucky Limited Liability Company Act and adopts the following Articles of Organization of such limited liability company:

Article I

The name of the limited liability company is:

Syltone Industries, LLC

Article II

The name and street address of the registered agent is:

ON&W Services Company, LLC

1700 Citizens Plaza

500 West Jefferson Street

Louisville, Kentucky 40202-2874

Article III

The mailing address of the initial principal place of business of the limited liability company is:

2501 Constant Comment Place

Louisville, KY 40299

Article IV

The management of the limited liability company is reserved to managers elected and/or appointed in accordance with the operating agreement of the limited liability company. Only those elected or appointed as managers may bind the LLC, and no member, by reason of being a member, may bind the LLC. The authority of the managers shall be exercised in accordance with the operating agreement of the limited liability company.

Article V

The duration of the limited liability company shall be perpetual, save and until its dissolution in accordance with the Kentucky Limited Liability Company Act and the operating agreement of the limited liability company.

Article VI

Except as otherwise provided by Kentucky law, no member, manager, agent or employee of the limited liability company shall be personally liable for the debts, obligations, or liabilities of the limited liability company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

Date: October 13, 1999	/s/ Ernest W. Williams
Ernest W. Williams, Organizer

This Instrument Prepared By:

        /s/ Ernest W. Williams

Ernest W. Williams

Ogden Newell & Welch

1700 Citizens Plaza

500 West Jefferson Street

Louisville, KY 40202

(502) 582-1601

Consent of Initial Agent for Service of Process to Serve

ON&W Services Company, LLC, having a principal place of business of 1700 Citizens Plaza, 500 West Jefferson Street, Louisville, Kentucky 40202-2874, hereby agrees and consents to serve as registered office and agent for service of process of Syltone Industries, LLC.

ON&W SERVICES COMPANY, LLC

By: /s/ Lisa Ann Vogt
Lisa Ann Vogt, Manager

ARTICLES OF MERGER

OF

SYLTONE INDUSTRIES, INC.

INTO

SYLTONE INDUSTRIES, LLC

To: The Secretary of State of the Commonwealth of Kentucky

Pursuant to Section 275.360 of the Kentucky Limited Liability Company Act, the undersigned surviving entity submits these Articles of Merger as follows:

1.           The constituent business entities are (1) SYLTONE INDUSTRIES, INC. a Delaware corporation (“Corporation”), and (2) SYLTONE INDUSTRIES, LLC, a Kentucky limited liability company (“LLC”).

2.	The plan of merger is as follows:

(a)

The constituent business entities are (1) SYLTONE INDUSTRIES, INC. a Delaware corporation (“Corporation”), and (2) SYLTONE INDUSTRIES, LLC, a Kentucky limited liability company (“LLC”), which is the surviving business entity.

(b)	The Corporation is merged into the LLC. The LLC is the surviving company and its name will not change as a result of merger. Limited liability is retained by the surviving business entity.

(c)

As a result of the merger, (1) each share of Common Stock in the Corporation which is issued and outstanding immediately before the merger, shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into one unit of membership interest in the LLC; and (2) each unit of membership interest in the LLC outstanding immediately before the merger, shall, by virtue of the merger and as of the effective date of the merger, cease to exist.

(d)	The Articles of Organization of the LLC shall be the Articles of Organization of the surviving company, without any amendment or change as a result of the merger.

3.            The plan of merger was duly authorized and approved by each constituent business entity in accordance with KRS 275.350.

4.            These Articles of Merger shall be effective upon filing with the Secretary of State of the Commonwealth of Kentucky.

Dated: October 27, 1999

SYLTONE INDUSTRIES, INC. By: /s/ D. Glyn John	SYLTONE INDUSTRIES, LLC By: /s/ D. Glyn John
D. Glyn John, Chairman	D. Glyn John, Manager

This instrument prepared by:

        /s/ Ernest W. Williams

Ernest W. Williams

OGDEN NEWELL & WELCH

1700 Citizens Plaza

500 West Jefferson Street

Louisville, Kentucky 40202

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

SYLTONE INDUSTRIES, LLC

The undersigned sole common member of Syltone Industries, LLC (the “Company”), a limited liability company organized and existing under and by virtue of the Kentucky Limited Liability Company Act (the “Act”), does hereby certify that:

FIRST:	The name of the Company is “Syltone Industries, LLC”.

SECOND:        On September 7, 2004, the sole member of the Company adopted the following resolution, in accordance with Section 275.175 of the Act and the operating agreement of the Company, to amend the Articles of Organization of the Company in accordance with Section 275.030 of the Act:

RESOLVED, that Article I of the Articles of Organization of the Company shall be deleted in its entirety and replaced with the following language:

“Article I

The name of the limited liability company is Gardner Denver Drum, LLC.”

[Signature page follows]

                              IN WITNESS WHEREOF, the undersigned, being the sole common member of Syltone Industries, LLC, has caused these Articles of Amendment to be executed by the undersigned this 7th day of September 2004.

GARDNER DENVER INDUSTRIES PLC

(formerly Syltone Industries plc)

        /s/ Tracy D. Pagliara

By:	Tracy D. Pagliara
Its:	Director